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EXHIBIT 10.9

                             RESTRICTED STOCK GRANT
                        AGREEMENT UNDER THE SYNTEL, INC.
                      1997 STOCK OPTION AND INCENTIVE PLAN
                                 (Non-Employee)

     THIS RESTRICTED STOCK GRANT AGREEMENT made this ___ day of ____________, 20__ by and between Syntel, Inc., a Michigan corporation ("the Corporation"), and _________________ (the "Grantee").

WITNESSETH:

     WHEREAS, the Grantee is now providing services (as a non-employee director or consultant) to the Corporation or a Subsidiary of the Corporation, and the Corporation desires to provide additional incentive to the Grantee, to encourage stock ownership by the Grantee, and to encourage the Grantee to continue providing high quality services to the Corporation, and as an inducement thereto, the Corporation has determined to grant to the Grantee a restricted stock grant pursuant to the Corporation's 1997 Stock Option and Incentive Plan, a copy of which is attached hereto as Exhibit A;

     NOW, THEREFORE, it is agreed between the parties as follows:

     1. Definitions in Agreement. For purposes of this Agreement, certain words and phrases have the following definitions:

          (a) "Change in Control" means, as defined in Section 1.3(d) of the Plan, the occurrence of any of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one percent, or more, of the outstanding Common Stock of the Corporation in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Corporation to any person, firm or corporation; or (iii) a merger or similar transaction between the Corporation and another entity if shareholders of the Corporation do not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction; provided, however, that any such event involving any of the current shareholders of the Corporation as of the date of adoption of the Plan by the Board (or any entity at any time controlled by any such shareholder or shareholders) shall not be included within the meaning of "Change in Control."

          (b) "Change in Position" means, as defined in Section 1.3(e) of the Plan, with respect to the Grantee: (i) the Grantee's involuntary termination of the services provided by the Grantee; or (ii) a significant reduction in the Grantee's duties, responsibilities, compensation and/or fringe benefits, or the assignment to the Grantee of duties inconsistent with Grantee's position (all as in effect immediately prior to a Change in Control), whether or not the Grantee voluntarily terminates providing Grantee's services as a result thereof;

          (c) "Code" means the Internal Revenue Code of 1986, as amended;

          (d) "Committee" means the Compensation Committee of the Corporation;

          (e) "Common Stock" means the common stock of the Corporation;

          (f) "Corporation" means Syntel, Inc.;


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          (g) "Grant Date" means the date of this Agreement as reflected above.

          (h) "Plan" means the Corporation's 1997 Stock Option and Incentive
Plan;

          (i) "Restricted Stock" means Common Stock that is subject to restrictions, and

          (j) "Restriction Period" means the period of time during which a Grantee's Restricted Stock grant is subject to restrictions and is nontransferable.

     2. Grant of Restricted Stock. Subject to the terms and conditions hereof, the Corporation hereby grants to the Grantee ___________ shares of Restricted Stock as of the close of business on the Grant Date.

     3. Lapse of Restriction Period. The Restriction Period lapses on or after the following anniversaries of the Grant Date of the Restricted Stock (or as otherwise noted) as to the following number of shares of the Restricted Stock:

     On or after the _________ anniversary _______ shares

     On or after the _________ anniversary _______ shares

In accordance with this schedule, on or after the ____________ anniversary of the Grant Date, all restrictions on the Restricted Stock shall have lapsed.

     4. Certificate Legend. Any certificate representing shares of Restricted Stock shall bear the following legend: The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Syntel, Inc. 1997 Stock Option and Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and a Restricted Stock Agreement dated ________________. A copy of the Plan, such rules and such Restricted Stock Agreement may be obtained from the General Counsel of Syntel, Inc.

     5. Removal of Restrictions. Except as otherwise provided in Article IV of the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Grantee after the last day of the Restriction Period. Once the shares are released from the restrictions, the Grantee shall be entitled to have the legend required by Section 4 of this Agreement removed from the applicable Common Stock certificate.

     6. Termination of Services.

          (a) If, prior to the date that the Restricted Stock shall first have part of the Restriction Period lapse, the Grantee's services provided to the Corporation shall be terminated for any reason (other than as provided in paragraph (b) below, after a Change in Control), the Grantee's right to this Restricted Stock shall terminate and the Restricted Stock shall be cancelled.


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          (b) In the event of the Grantee's Change in Position subsequent to a
Change in Control, the Restriction Period for the Restricted Stock shall completely lapse.

          (c) If, on or after the date that the Restricted Stock shall first have part of the Restriction Period lapse, the Grantee's services provided to the Corporation shall be terminated for any reason (other than as provided in paragraph (b) above), all Restricted Stock for which the applicable Restriction Period has not lapsed as of termination of services shall be canceled.

     7. Compliance With Securities Laws. Anything to the contrary herein notwithstanding, the Corporation's obligation to deliver Restricted Stock under this Agreement is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Corporation deems necessary or advisable. The Corporation shall not be required to deliver Restricted Stock pursuant hereto unless and until it receives satisfactory proof that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations of the Securities Exchange Commission promulgated thereunder, or the rules and regulations of any stock exchange on which the Corporation's securities are traded, or state law governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and state laws. If the Grantee fails to accept delivery for all or any part of the number of shares specified by such notice upon tender of delivery thereof the Grantee's right to this Restricted Stock with respect to such undelivered shares may be terminated by the Corporation.

     8. Non-Assignability. The shares of Restricted Stock granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the Restriction Period applicable to that Restricted Stock has lapsed.

     9. Withholding. The Grantee hereby authorizes the Corporation to withhold from Grantee's compensation or agrees to tender the applicable amount to the Corporation to satisfy any requirements for withholding of income and employment taxes in connection with the lapsing of the Restriction Period on the Restricted Stock granted hereby.

     10. Disputes. As a condition to the granting of the Restricted Stock granted hereby, the Grantee and the Grantee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

     11. Adjustments. In the event of any stock dividend, stock split, reclassification, merger, consolidation, or similar transaction affecting the shares covered by this Restricted Stock, the rights of the Grantee shall be as provided in Section 8.1 of the Plan and any adjustment therein provided shall be made in accordance with Section 8.1 of the Plan.

     12. Rights as Shareholder. During the Restriction Period, Grantee may exercise full voting rights with respect to the Restricted Stock and the


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Grantee shall be entitled to receive all dividends and other distributions paid with respect to shares of Restricted Stock. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

     13. Notices. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Corporation shall be delivered to the Secretary of the Corporation at the Corporation's headquarters in Troy, Michigan, or addressed to the Secretary of the Corporation at 525 E. Big Beaver Road, Suite 300, Troy, MI 48083. All notices by the Corporation to the Grantee shall be delivered to the Grantee personally or addressed to the Grantee at the Grantee's last residence address as then contained in the records of the Corporation or such other address as the Grantee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Corporation to the Grantee at the Grantee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

     14. Foreign Law Restrictions. Anything to the contrary herein notwithstanding, the Corporation's obligation to deliver Restricted Stock is subject to compliance with the laws, rules and regulations of any foreign nation applying to the authorization, issuance or sale of securities, providing of compensation, transfer of currencies and other matters, as may apply to the Grantee, if a resident of such foreign nation. To the extent that the Corporation is restricted in accordance with such foreign laws from delivering shares of Common Stock to the Grantee as would otherwise be provided for in this Plan, the Corporation shall be released from such obligation and shall not be subject to the claims of the Grantee hereunder with respect thereto.

     15. Governing Law. This Agreement has been made in and shall be construed in accordance with the laws of the State of Michigan.

     16. Provisions of Plan Controlling. The provisions hereof are subject to the terms and provisions of the Plan attached hereto as Exhibit A. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SYNTEL, INC.


By:
    ---------------------------------
    [authorized officer]


By:
    ---------------------------------
    [authorized officer]


-------------------------------------
[grantee]


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